                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER
                       OF CONCENTRIC NETWORK CORPORATION
                            A DELAWARE CORPORATION,
                                      AND
                         CONCENTRIC NETWORK CORPORATION
                             A FLORIDA CORPORATION


     THIS AGREEMENT AND PLAN OF MERGER dated as of July __,1997 (the "Agreement") is between Concentric Network Corporation, a Delaware corporation ("CNC Delaware"), and Concentric Network Corporation, a Florida corporation ("CNC Florida"). CNC Delaware and CNC Florida are sometimes referred to herein as the "Constituent Corporations."


                                    RECITALS

     A. CNC Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has 41,000,000 shares, $.001 par value, of authorized capital stock of which 24,000,000 shares are designated "Common Stock", 1,000,000 are designated "Series A Preferred Stock", 915,156 are designated "Series B Preferred Stock", 933,334 are designated "Series C Preferred Stock", and 4,533,334 are designated "Series D Preferred Stock", and 9,618,176 shares are undesignated Preferred Stock. As of July __, 1997, 1,000 shares of Common Stock were issued and outstanding, all of which are held by CNC Florida, and no shares of Preferred Stock were issued and outstanding.

     B. CNC Florida is a corporation duly organized and existing under the laws of the State of Florida and has 615,000,000 shares, $0.01 par value, of authorized capital stock of which 360,000,000 shares are designated "Common Stock", 15,000,000 shares are designated "Series A Preferred Stock", 13,727,328 are designated "Series B Preferred Stock", 14,000,000 shares are designated "Series C Preferred Stock", and 68,000,000 shares are designated "Series D Preferred Stock", and 144,272,672 shares are undesignated Preferred Stock. As of July __, 1997, 30,381,307 shares of Common Stock, 13,703,542 shares of Series A Preferred Stock, 6,504,520 shares of Series B Preferred Stock, 13,923,638 shares of Series C Preferred Stock and 43,998,714 shares of Series D Preferred Stock, were issued and outstanding.

     C. The Board of Directors of CNC Florida has determined that, for the purpose of effecting the reincorporation of CNC Florida in the State of Delaware, it is advisable and in the best interests of CNC Florida and its shareholders that CNC Florida merge with and into CNC Delaware upon the terms and conditions herein provided.

     D. The respective Boards of Directors of CNC Delaware and CNC Florida have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, CNC Delaware and CNC Florida hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                       I

                                     MERGER

     1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Florida Business Corporation Act, CNC Florida shall be merged with and into CNC Delaware (the "Merger"), the separate existence of CNC Florida shall cease and CNC Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and CNC Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Concentric Network Corporation.

     1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

          (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Florida Business Corporation Act;

          (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

          (c) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

     1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of CNC Florida shall cease and CNC Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger,
(ii) shall be subject to all actions previously taken by its and CNC Florida's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of CNC Florida in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of CNC Florida in the same manner as if CNC Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Florida Business Corporation Act.

                                       II

                   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1 Certificate of Incorporation. Upon the effectiveness of the Merger, the Certificate of Incorporation of CNC Delaware as in effect immediately prior to the effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2 Bylaws. The Bylaws of CNC Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3 Directors and Officers. The directors and officers of CNC Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                      III

                       MANNER OF CONVERSION OF SECURITIES

     3.1 CNC Florida Common Stock. Upon the Effective Date of the Merger, each fifteen shares of CNC Florida Common Stock, $0.01 par value, outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.001 par value, respectively, of the Surviving Corporation.

     3.2 CNC Florida Preferred Stock. Upon the Effective Date of the Merger, each fifteen shares of CNC Florida Series A Preferred Stock, $0.01 par value, Series B Preferred Stock, $0.01 par value, Series C Preferred Stock $0.01 par value and Series D Preferred Stock $0.01 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Series A Preferred Stock, $0.001 par value, Series B Preferred Stock, $0.001 par value Series C Preferred Stock, $0.001 par value or Series D Preferred Stock, $0.001 par value, respectively, of the Surviving Corporation.

     3.3 CNC Florida Options, Warrants and Convertible Securities. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the obligations of CNC Florida under option plans of CNC Florida and all other employee benefit plans of CNC Florida, including outstanding stock options of CNC Florida. Each outstanding and unexercised option, warrant or other right to purchase or security convertible into CNC Florida Common Stock or Preferred Stock shall become an option, warrant, right to purchase or a security convertible into the Surviving Corporation's Common Stock or Preferred Stock, respectively, on the basis of one share of the Surviving Corporation's Common Stock or Preferred Stock for each fifteen shares of CNC Florida Common Stock or Preferred Stock, respectively, issuable pursuant to any such option, warrant, right to purchase or convertible security, on the same terms and conditions and at an exercise price per share equal to fifteen times the exercise price applicable to such CNC Florida option, warrant, right to purchase or a security convertible at the Effective Date of the Merger.

     A number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, shall be reserved for issuance upon the exercise of options, warrants, stock purchase rights or convertible securities equal to the number of shares of CNC Florida Common Stock and Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

     3.4 Fractional Shares. No fractional shares shall be issued by the Surviving Corporation upon the conversion of any share of Common Stock, Preferred Stock or any stock option, warrant, stock purchase right or convertible security of CNC Florida into Common Stock, Preferred Stock or any stock option, warrant, stock purchase right or convertible security, respectively, of the Surviving Corporation. If the conversion would result in the issuance of a fractional share of Common Stock, Preferred Stock or any stock option, warrant, stock purchase right or convertible security , the Surviving Corporation shall, in lieu of issuing the fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

     3.5 CNC Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of CNC Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by CNC Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.6 Exchange of Certificates. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of CNC Florida Common Stock or Preferred Stock may, at such shareholder's option, surrender the same for cancellation to the transfer agent and registrar for the Common Stock of the Surviving Corporation, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the appropriate class and series of the Surviving Corporation's capital stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of CNC Florida capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving Corporation's capital stock into which such shares of CNC Florida capital stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of CNC Florida so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

     If any certificate for shares of CNC Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to CNC Delaware or the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of CNC Delaware that such tax has been paid or is not payable.

                                       IV

                                    GENERAL

     4.1 Covenants of CNC Delaware. CNC Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code;

          (b) File any and all documents with the appropriate Florida tax authorities necessary for the assumption by CNC Delaware of all of the franchise tax liabilities of CNC Florida; and

          (c) Take such other actions as may be required by the Florida Business Corporation Act.

     4.2 Further Assurances. From time to time, as and when required by CNC Delaware or by its successors or assigns, there shall be executed and delivered on behalf of CNC Florida such deeds and other instruments, and there shall be taken or caused to be taken by CNC Delaware and CNC Florida such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by CNC Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of CNC Florida and otherwise to carry out the purposes of this Agreement, and the officers and directors of CNC Delaware are fully authorized in the name and on behalf of CNC Florida or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3 Abandonment. At any time before the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either CNC Florida or CNC Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of CNC Florida or by the sole stockholder of CNC Delaware, or by both.

     4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Florida and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

     4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at 15 East North Street, Dover, Delaware 19901, County of Kent and Incorporation Services Ltd. is the registered agent of the Surviving Corporation at such address.

     4.6 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 10590 N. Tantau Avenue, Cupertino, California 95014 and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

     4.7 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Florida Business Corporation Act.

     4.8 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement and Plan of Merger, having first been approved by resolutions of the Boards of Directors of CNC Delaware and CNC Florida, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                    CONCENTRIC NETWORK CORPORATION
                                    a Delaware corporation


                                    By:  ______________________________________
                                         Henry R. Nothhaft
                                         President and Chief Executive Officer

ATTEST:


________________________________
Michael F. Anthofer
Senior Vice President and Chief
Financial Officer



                                    CONCENTRIC NETWORK CORPORATION
                                    a Florida corporation


                                    By:  _____________________________________
                                         Henry R. Nothhaft
                                         President and Chief Executive Officer


ATTEST:


_______________________________
Michael F. Anthofer
Senior Vice President and Chief
Financial Officer

                         CONCENTRIC NETWORK CORPORATION
                            (a Florida Corporation)

                             OFFICERS' CERTIFICATE


Henry R. Nothhaft and Michael F. Anthofer certify that:

     1. They are the President, Chief Executive Officer and Senior Vice President, Chief Financial Officer, respectively, of Concentric Network Corporation, a corporation organized under the laws of the State of Florida.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock."

     3. There are 30,381,307 shares of Class A Common Stock, 13,703,542 shares of Series A Preferred Stock, 6,504,520 shares of Series B Preferred Stock, 13,923,638 shares of Series C and 43,998,714 shares of Series D Preferred Stock issued and outstanding as of July _____, 1997, the Filing Date for the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). All shares of Class A Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are entitled to vote on the merger.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock that equaled or exceeded the vote required.

     5. The percentage vote required was greater than 50% of the votes entitled to be cast by holders of all shares of Class A Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock outstanding as June 9, 1997, voting together as a single class.

     6. The undersigned further declare under penalty of perjury under the laws of the State of Florida that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

                                   SIGNATURES


     Executed in Cupertino, California, on ____________ __, 1997.




                                    _______________________________________
                                    Henry R. Nothhaft
                                    President and Chief Executive Officer




                                    _________________________________________
                                    Michael F. Anthofer
                                    Senior Vice President and Chief Financial
                                    Officer




                    SIGNATURE PAGE FOR OFFICERS' CERTIFICATE
                                  CNC FLORIDA

                         CONCENTRIC NETWORK CORPORATION
                            (Surviving Corporation)

                             OFFICERS' CERTIFICATE


Henry R. Nothhaft and Michael F. Anthofer certify that:

     1. They are the President, Chief Executive Officer and Senior Vice President, Chief Financial Officer, respectively, of Concentric Network Corporation, a corporation organized under the laws of the State of Delaware.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock."

     3. There are 1,000 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There are no shares of Preferred Stock outstanding.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of 100% of the outstanding shares of Common Stock of the Corporation.

     5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

     6. The undersigned further declare under penalty of perjury under the laws of the State of Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

                                   SIGNATURES


     Executed in Cupertino, California, on ___________ __, 1997.




                                    _____________________________________
                                    Henry R. Nothhaft
                                    President and Chief Executive Officer




                                    _________________________________________
                                    Michael F. Anthofer
                                    Senior Vice President and Chief Financial
                                    Officer



                    SIGNATURE PAGE FOR OFFICERS' CERTIFICATE
                                  CNC DELAWARE